Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	M. Keith Waddell Vice Chairman, President and Chief Financial Officer (650) 234-6000

ROBERT HALF INTERNATIONAL INC. REPORTS REVENUES AND EARNINGS FOR THE FIRST QUARTER OF 2009

MENLO PARK, California, April 22, 2009 — Robert Half International Inc. (NYSE symbol: RHI) today reported revenues and earnings for the first quarter ended March 31, 2009.

For the quarter ended March 31, 2009, net income was $8.8 million or $.06 per share, on revenues of $823.3 million. Net income for the prior year’s first quarter was $70.8 million or $.45 per share, on revenues of $1.23 billion.

“The labor markets in the United States and around the globe were extremely weak during the first quarter, with the U.S. unemployment rate reaching a 25-year high of 8.5 percent in March,” said Harold M. Messmer, Jr., chairman and CEO of Robert Half International. “Our experienced field and corporate management teams did an excellent job of aggressively managing costs in response to the challenging economic environment.

“Robert Half International remains in solid financial condition with virtually no debt, and we are confident in our ability to weather this cycle,” Messmer said. “We also believe the company is in a good position to grow market share as some of our competitors contract their operations.”

Robert Half International management will conduct a conference call today at 5 p.m. EDT following the release. The dial-in number is 800-862-9098 (+1-785-424-1051 outside the United States) and the passcode is “Robert Half International.” A taped recording of this call will be available for replay beginning at approximately 8 p.m. EDT today and ending at 8 p.m. EDT on April 29. The dial-in number for the replay is 800-283-8217 (+1-402-220-0868 outside the United States). The conference call also will be archived in audio format on the company’s website at www.rhi.com.

Founded in 1948, Robert Half International Inc. is the world’s first and largest specialized staffing firm. It also is the parent company of Protiviti®, a global business consulting and internal audit firm composed of experts specializing in risk, advisory and transaction services. Robert Half’s specialized staffing divisions include Accountemps®, Robert Half® Finance & Accounting and Robert Half® Management Resources, for temporary, full-time and project professionals, respectively, in the fields of accounting and finance; OfficeTeam®, for highly skilled temporary administrative support personnel; Robert Half® Technology, for information technology professionals; Robert Half® Legal, for legal personnel; and The Creative Group®, for advertising, marketing and web design professionals.

Robert Half International has staffing and consulting operations in more than 400 locations worldwide.

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that may affect the company’s future operating results or financial positions. These statements may be identified by words such as “estimate”, “forecast”, “project”, “plan”, “intend”, “believe”, “expect”, “anticipate”, or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements.

These risks and uncertainties include, but are not limited to, the following: the global financial and economic situation; changes in levels of unemployment and other economic conditions in the United States or foreign countries where the company does business, or in particular regions or industries; reduction in the supply of candidates for temporary employment or the company’s ability to attract candidates; the entry of new competitors into the marketplace or expansion by existing competitors; the ability of the company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions; the impact of competitive pressures, including any change in the demand for the company’s services, on the company’s ability to maintain its margins; the possibility of the company incurring liability for its activities, including the activities of its temporary employees, or for events impacting its temporary employees on clients’ premises; the possibility that adverse publicity could impact the company’s ability to attract and retain clients and candidates; the success of the company in attracting, training, and retaining qualified management personnel and other staff employees; the company’s ability to comply with governmental regulations affecting personnel services businesses in particular or employer/employee relationships in general; whether there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; the company’s reliance on short-term contracts for a significant percentage of its business; litigation relating to prior or current transactions or activities, including litigation that may be disclosed from time to time in the company’s SEC filings; the ability of the company to manage its international operations and comply with foreign laws and regulations; the impact of fluctuations in foreign currency exchange rates; the possibility that the company’s computer and communications hardware and software systems could be damaged or their service interrupted; and the possibility that the company may fail to maintain adequate financial and management controls and as a result suffer errors in its financial reporting.

Additionally, with respect to Protiviti, other risks and uncertainties include the fact that future success will depend on its ability to retain employees and attract clients; there can be no assurance that there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; failure to produce projected revenues could adversely affect financial results; and there is the possibility of involvement in litigation relating to prior or current transactions or activities.

Because long-term contracts are not a significant part of the company’s business, future results cannot be reliably predicted by considering past trends or extrapolating past results. The company undertakes no obligation to update information contained in this release.

A copy of this release is available at www.rhi.com.

ATTACHED:	Summary of Operations Supplemental Financial Information

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUMMARY OF OPERATIONS

(in thousands, except per share amounts)

	Quarter Ended March 31,
	2009	2008
	(Unaudited)

Net service revenues	$823,325	$1,225,990
Direct costs of services	529,597	715,002

Gross margin	293,728	510,988

Selling, general and administrative expenses	277,050	394,431
Amortization of intangible assets	618	641
Interest income	(620)	(2,014)

Income before income taxes	16,680	117,930
Provision for income taxes	7,892	47,146

Net income	$8,788	$70,784

Diluted net income per share	$.06	$.45

Shares:
Basic	146,878	154,567
Diluted	148,070	156,398

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	Quarter Ended March 31,
	2009	2008
	(Unaudited)

REVENUES:
Accountemps	$329,381	$467,419
OfficeTeam	145,390	219,648
Robert Half Technology	83,764	111,206
Robert Half Management Resources	114,050	169,972
Robert Half Finance & Accounting	49,941	115,614
Protiviti	100,799	142,131

Total	$823,325	$1,225,990

GROSS MARGIN:
Temporary and consultant staffing	$233,328	$355,364
Permanent placement staffing	49,873	115,581
Risk consulting and internal audit services	10,527	40,043

Total	$293,728	$510,988

OPERATING INCOME:
Temporary and consultant staffing	$39,837	$98,895
Permanent placement staffing	(4,233)	17,137
Risk consulting and internal audit services	(18,926)	525

Total	$16,678	$116,557

SELECTED CASH FLOW INFORMATION:
Amortization of intangible assets	$618	$641
Depreciation expense	$16,263	$17,610
Capital expenditures	$13,903	$16,427
Open market repurchases of common stock (shares)	506	1,026

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	March 31,
	2009	2008
	(Unaudited)

SELECTED BALANCE SHEET INFORMATION:
Cash and cash equivalents	$359,309	$356,064
Accounts receivable, less allowances	$412,115	$622,619
Total assets	$1,345,117	$1,526,358
Current liabilities	$365,211	$481,795
Notes payable and other indebtedness, less current portion	$1,865	$3,644
Total stockholders’ equity	$964,432	$1,027,297